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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of U.S.B. Holding Co., Inc. (the "Corporation") on Form S-4 of our report dated January 24, 1997 (February 5, 1997 as to Note 17), incorporated by reference in the Corporation's 1996 Annual Report on Form 10-K and appearing in the Corporation's 1996 Annual Report to Shareholders.


                                               /s/ Deloitte & Touche LLP


Stamford, Connecticut
June 6, 1997